                                  EXHIBIT 10.1
                           UMPQUA HOLDINGS CORPORATION

                            EXECUTIVE EMPLOYMENT AND
                             COMPENSATION AGREEMENT

                                       For

                                    RAY DAVIS

                            DATED AS OF JULY 10, 2000
                             Revised March 20, 2001

8.      Termination Of Employment In Connection With A Change In Control

                            EXECUTIVE EMPLOYMENT AND
                             COMPENSATION AGREEMENT

Date:    Effective as of March 20, 2001

Parties: Umpqua Holdings  Corporation,  a financial holding company,  and Umpqua
         Bank,  a bank  chartered  under  the laws of the State of  Oregon,  its subsidiaries and affiliates (the "Company")

                                       and

         Ray Davis (the "Executive")

AGREEMENT:  The Company and the Executive agree as follows:

1.       EFFECTIVE  DATE OF AGREEMENT.  This  Agreement is effective as of March
         21, 2001.

2.       TERM OF  EMMPLOYMENT.  The term of this Agreement  shall commence as of
         March 21,  2001 and  shall  continue  until the close of the  Company's business on July 10, 2003 ("Term of Employment").

3.       OBLIGATION  OF THE  PARTIES  TO  NEGOTIATE  IN  GOOD  FAITH.  Upon  the
         expiration  of the Term of  Employment,  the parties agree to negotiate with one another in good faith regarding another  Executive  Employment and  Compensation  Agreement.  Upon  the  expiration  of  the  Term  of
         Employment, the Executive shall be deemed to be an "employee at will."

4.       EMPLOYMENT POSITION,  DUTIES, AND RESPONSIBILITIES.  The Company agrees to continue the Executive in its employ,  and the  Executive  agrees to remain in the employ of the Company for the Term of  Employment  in the position  and with the duties  and  responsibilities  of the  principal
         Chief  Executive  Officer and President of the Company and shall report to the Board of  Directors.  At all times during the Term of Employment the  Executive  shall  hold a  title  and  position  of  responsibility commensurate with the Executive's title and position on March 21, 2001.

         The  Executive  shall  also  serve as a  director  of the  Company,  if elected.  Fees paid to the Executive for service as a director shall be in addition to those amounts paid pursuant to this Agreement.

         The office of the Executive  shall be located at the principal  offices of the Company in Portland, Oregon. The Executive shall not be required to relocate his office without his prior written consent.

5.       COMPENSATION.  During the Term of  Employment,  the Executive  shall be paid by the Company as follows:

         a.       ANNUAL BASE SALARY.  A minimum  annual base salary of $250,000
                  ("Base Salary"),  payable at the rate of not less than $20,833 per month,  for the remainder of the calendar  year 2001,  and for the  remainder of the Term of  Employment,  together  with such  increases  as may be awarded by the Company from time to time in  accordance  with the Company's  regular  practices of salary increases for executives; plus

         b.       ANNUAL  EXECUTIVE   PERFORMANCE  BONUS.  An  annual  executive
                  performance   bonus  under  the  Company's   Executive   Bonus
                  Compensation Plan or such equivalent  successor plan as may be adopted  by  the  Company  from  time  to  time  ("Performance
                  Bonus"); plus

         c.       RETIREMENT  PLANS.  The  Executive  shall be a full and vested participant in all of the Company's  retirement,  and deferred compensation plans, if any ("Retirement  Plans") to the extent permitted by such plans; plus

         d.       FRINGE BENEFITS.  The Executive shall be entitled to a monthly car allowance of $750,  payment or reimbursement of: club dues
                  (as a non-resident  member) and  initiation  fees for Roseburg
                  Golf and  Country  Club;  other  club  dues or dues for  civic organizations  which in the opinion of the Board of  Directors are  beneficial  to the Company;  and  Executive's  reasonable expenses  incurred  by the  Executive  in the  conduct  of his duties.

6.       EMPLOYEE  BENEFIT PLANS. In addition to the payments and other benefits provided  for in this  Agreement,  the  Executive  shall be entitled to participate in the Company's Incentive Stock Option Plan, Non-Qualified
         Stock Option Plan,  and the Executive  Profit Sharing and 401K Plan, if
         any, to the extent  permitted  by such  plans.  If no such plans are in effect  as of the  date of this  Agreement,  then the  Executive  shall become a participant as soon as such plan or plans become operative.

         Nothing in this  Agreement  shall preclude the Company from amending or terminating any employee benefit plan or practice.

         During the Term of Employment,  the  Executive's  benefits set forth in this Agreement  shall not be less than those benefits  available to the
         Executive  as of the date of this  Agreement.  The nature,  level,  and extent of such  benefits to which  Executive is entitled may be reduced only with the Executive's written consent.

7.       TERMINATION OF EXECUTIVE'S EMPLOYMENT DURING THE TERM OF EMPLOYMENT.

         a.       TERMINATION OF THE  EXECUTIVE'S  EMPLOYMENT BY THE COMPANY FOR
                  "CAUSE." In the event the Executive's employment is terminated by the Company  during the Term of Employment  for "cause" (as defined in Section  9), the  Executive  shall be  entitled  to receive  payment  only for  those  sums,  benefits,  and other fringe  benefits  which have  accrued to and are due and owing the Executive as of the effective  date of the  termination of his  employment  ("Effective  Date").  Executive  shall not be entitled  to any other sums for the  remainder  of the Term of
                  Employment.

         b.       TERMINATION  OF THE  EXECUTIVE'S  EMPLOYMENT  BY  THE  COMPANY
                  WITHOUT  "CAUSE."  In the event  the  Company  terminates  the
                  Executive's  employment  during the Term of Employment for any reason  other than  "cause"  (as  defined in Section  9), then
                  Executive  shall be entitled to receive and the Company  shall be obligated to pay:

                  1.       All compensation, benefits, and other fringe benefits
                           accrued to the Effective Date; and

                  2.       An  amount  equal  to nine  months'  Base  Salary  as
                           defined in Section 5.a; and

                  3.       An amount equal to the projected Performance Bonus as
                           defined  in  Section  5.b.  for the year in which the
                           Effective  Date  occurred,  pro-rated  based upon the
                           number  of  months  during  such  year in  which  the
                           Executive was employed.  For example,  if Executive's
                           employment was terminated after six months of a bonus
                           year,  and the projected  bonus for the Executive for
                           that year was $20,000,  then the  Executive  would be
                           entitled  to  receive  the  sum  of  $10,000  as  the
                           projected pro-rated bonus for that year; and

                  4.       Health insurance  benefits available to the Executive
                           on the  Effective  Date shall  continue in full force
                           and  effect  for  the  maximum  time  allowed  by law
                           following the Effective Date.

         c.       PAYMENT  OF SUMS DUE  EXECUTIVE.  All  sums due the  Executive pursuant to this Section 7 shall be paid by the Company to the
                  Executive in full, in cash, or the equivalent of cash,  within five days from the Effective Date.

8.       TERMINATION  OF EMPLOYMENT  IN  CONNECTION  WITH A CHANGE IN CONTROL OF
         COMPANY. The provisions of this Section 8 shall govern all severance or termination  payments to the Executive in the event that the Company is subject to a "change in control" (as defined in Section 10).

         a.       TERMINATION  OF  EMPLOYMENT OF THE EXECUTIVE BY THE COMPANY OR
                  THE  COMPANY'S  SUCCESSOR IN INTEREST IN  ANTICIPATION  OF, IN
                  CONNECTION  WITH,  OR AFTER A CHANGE IN CONTROL.  In the event that the Company,  its  successor  in interest by merger,  its transferee,  or the new owner of a controlling interest in the
                  Company's  stock,  terminates  the  Executive's  employment or causes the  termination of the Executive's  employment  during the Term of Employment in anticipation of, in connection with, or after a change in control has  occurred,  then the Company, its successor in interest by merger,  its  transferee,  or the new  owner of its  stock,  as the case may be,  shall  pay the
                  Executive  an amount  equal to two times  the  average  of the total  annual  compensation  (as defined in Section  5.(a) and
                  (b)),  including the Base Salary plus the  Performance  Bonus, paid to the Executive  during the last two full calendar years of  employment  (including  employment  pursuant  to  a  prior
                  Agreement  dated July 10,  2000  between  the  Company and the
                  Executive).

         b.       TERMINATION  OF  EMPLOYMENT  BY  EXECUTIVE  AFTER A CHANGE  IN
                  CONTROL AND  OCCURRENCE OF A "TRIGGERING  EVENT." In the event that the Executive  terminates his employment  during the Term of  Employment  after a change in  control  and a  "triggering event"  (as  defined  in Section  10) has  occurred,  then the
                  Company,  its successor in interest by merger, its transferee, or the new owner of a  controlling  interest in the  Company's stock,  as the  case  may  be,  shall  pay the  Executive  the following  amount: an amount equal to two times the average of the total annual  compensation,  (as defined in Section  5.(a)
                  and  (b)),  including  the Base  Salary  plus the  Performance
                  Bonus) paid to the Executive during the last two full calendar years of employment  (including employment pursuant to a prior
                  Agreement  dated July 10,  2000  between  the  Company and the
                  Executive).

         c.       PAYMENTS TO EXECUTIVE.  Executive  shall be paid those amounts specified in this Section 8 in full, in cash or the equivalent of cash, five days after the Effective Date.

         d.       EXCESS PARACHUTE  PAYMENT.  If the lump sum payment under this
                  Section 8 of this  Agreement,  either  alone or together  with other  payments to which the  Executive is entitled to receive from  the  Company,  would  constitute  an  "excess  parachute payment" as defined in Section  280G of the  Internal  Revenue
                  Code of 1986, as amended (the "Code"), such lump sum severance payment  shall be  reduced  to the  largest  amount  that will result  in no  portion  of the lump  sum  payment  under  this
                  Section 8 of this  Agreement  being  subject to the excise tax imposed by Section 4999 of the Code. The  determination of any reduction in the lump sum severance payment under this Section
                  8 of this  Agreement,  pursuant to the  foregoing  provisions, shall  be made by  mutual  agreement  of the  Company  and the
                  Executive.

9.       DEFINITION  OF  "CAUSE."  "Cause" is defined  as  personal  dishonesty, willful  misconduct,  breach of fiduciary  involving  personal  profit, failure to perform  his stated  duties as Chief  Executive  Officer and
         President  of the  Company,  or failure of the  Executive to devote his full time and undivided  attention  during normal business hours to the business and affairs of the Company,  (except for reasonable vacations, illness or disability and time devoted by the Executive to serving as a director  or  member  of any  committee  or  organization  engaging  in charitable and community activities).

10.      DEFINITION OF "CHANGE IN CONTROL" AND "TRIGGERING  EVENT."

         A "change in control"  is defined as any  transaction,  act,  series of transactions or series of acts that either:

         (a)      would  constitute a change in control for purposes of The Bank
                  Act (ORS Chapters 706 through 716),  the Bank Holding  Company
                  Act of 1956, as amended,  The Bank Merger Act, as amended, The
                  Change In Bank  Control  Act,  as amended,  or The  Securities
                  Exchange Act Of 1934,  as amended,  (collectively  referred to herein as the "Acts"),  assuming the Company is subject to the foregoing  Acts  regardless of whether the Company is actually subject to the provisions of any such Acts;

         (b)      would  result in any  person,  entity or group of  persons  as those  terms  are  used in  Sections  13(d)  and  14(d) of the
                  Securities  Exchange  Act of 1934 (but  excluding  an Employee
                  Stock Ownership Plan) becoming a beneficial owner, directly or indirectly of the securities of the Company  representing  20%
                  or more of the  combined  voting power of the  Company's  then outstanding shares; or

         (c)      would result in individuals  who were directors of the Company as of the date of this  Agreement  ceasing  to  constitute  at least a majority of the Board of  Directors  of the Company at any time prior to July 10, 2003.

         A  "triggering  event" is  defined as any one of the  following  events which take place after a change in control has occurred:

         (a)      failure  to  elect or  reelect  the  Executive  to the same or higher office or removal of the  Executive  from the office of
                  President and Chief Executive Officer of the Company;

         (b)      a  significant  diminution  in  the  nature  or  scope  of the authorities,  powers,  functions,  or  duties  related  to the position  of  President  and Chief  Executive  Officer  of the
                  Company    (including   status,    offices,    and   reporting
                  requirements),  or a reduction  in the  compensation  to which
                  Executive  is  entitled as set forth in Section 5 which is not remedied  within  30 days  after  receipt  by the  Company  of written notice from the Executive;

         (c)      the Company  requiring the Executive to be based at any office or  location  more  than 50  miles  from  200  Market  Street,
                  Portland,  Oregon,  or the Company  requiring the Executive to travel on Company  business to a substantially  greater extent than required immediately prior to the date of this Agreement;
                  or

         (d)      breach by the Company of any  provision of this  Agreement not covered within the foregoing clauses (a), (b), and (c) of this section, which is not remedied within 30 days after receipt by the Company of written notice from the Executive;

         For the purposes of this Section 10 and this Agreement, "Company" shall include the Company's  successor in interest by merger,  its transferee of all or substantially all of the Company's assets and/or liabilities, or the new owner of a controlling interest of the Company's stock.

         (e)      The liquidation,  dissolution,  consolidation or merger of the
                  Company  or  one or  more  of the  Company's  subsidiaries  or affiliates, or the transfer of all or a significant portion of the assets and/or  liabilities  of the Company,  or one of its subsidiaries  or affiliates,  unless a successor or successors
                  (by  merger,  consolidation  or  otherwise)  to which all or a significant portion of the Company's assets and liabilities or the assets and  liabilities  of any of its  subsidiaries  have been transferred, shall have assumed and discharged all duties and  obligations  of the Company to the  Executive  under this
                  Agreement.

         An election by the  Executive to  terminate  his  employment  after the occurrence  of a change in control and the  occurrence  of a triggering event as defined  herein,  shall  entitle the  Executive  to payment of those sums specified in Section 8.b.

11.      UNEXERCISED  STOCK OPTIONS.  In the event that the Executive shall hold as of the Effective Date any outstanding  and  unexercised  (whether or not  exercisable  at the time)  stock  options  or  options  previously granted by the Company,  the  disposition of such options shall be made in accordance with the Company's Incentive Stock Option Plan (if any).

12.      RIGHT TO SEEK  ARBITRATION.  Either  party  shall  have the  right,  in addition  to all other  rights and  remedies  provided  by law at their election,  either to seek arbitration in Oregon, under the rules of the
         American Arbitration Association or to institute a judicial proceeding, in  either  case  within  90  days  after  having  received  notice  of termination of his employment.

13.      OBLIGATION  TO  MITIGATE  DAMAGES.  In the  event  of  the  Executive's termination  of  employment,  the  Executive  shall not be  required to mitigate damages by seeking other employment.

14.      CONFIDENTIAL INFORMATION.  Executive agrees not to disclose at any time any confidential information obtained by him while in the employ of the
         Company.  The executive  also agrees that upon leaving the Company,  he will not take  with him any  document  of the  Company's  which is of a confidential or proprietary nature.

15.      WITHHOLDING.  All  payments  required  to be made by the Company to the
         Executive  pursuant to this  Agreement  shall be subject to  applicable federal and state withholding requirements.

16.      NOTICES.  All  notices,  requests,  demands,  and other  communications provided  for by  this  Agreement  will  be in  writing  and  shall  be sufficiently  given if and when mailed in the continental United States by registered or certified  mail, or personally  delivered to the party entitled  thereto  at the  address  stated  below  or to  such  changed addresses as the addressee may have given by similar notice:

         To the Company:                    Umpqua Holdings Corporation
                                            200 Market Street
                                            Portland, Oregon  97201

         To the Executive:                  Ray Davis
                                            200 Market Street
                                            Portland, Oregon 97201

         Any such  notice  delivered  in  person  shall be  deemed  to have been received on the date of delivery.

17.      GENERAL PROVISIONS.

         (a)      There  shall be no right of set-off or  counter-claim  against
                  any  payments  to  the   Executive,   his  surviving   spouse,
                  beneficiaries,  or estate.  All sums to which the Executive is entitled  pursuant to this Agreement shall, upon his death, be paid to his  surviving  spouse,  heirs,  or to his estate,  if there is no surviving spouse.

         (b)      The Company and the Executive  recognize  that each party will have no adequate  remedy at law for breach of this  Agreement;
                  and that in the event of any such breach,  the Company and the
                  Executive  agree and consent  that the other shall be entitled to apply for and obtain a Decree of Specific Performance.

         (c)      No right or interest to or in any payment  shall be assignable by the Executive, provided, however, that this provision shall not  preclude  the  Executive  from  designating  one or  more beneficiaries  to receive  any  amount or amounts  that may be payable  to him after his  death  and shall not  preclude  the legal  representative  of his estate from  assigning any right hereunder to the person or persons  entitled thereto under his
                  Will or in the case of  intestacy  to the  person  or  persons entitled thereto under the laws of intestate succession of the
                  State of Oregon.

18.      SUCCESSORS  TO THE COMPANY.  This  Agreement  shall be binding upon and inure to the benefit of the Company and any  successor  of the Company, including without limitation any corporation or corporations  acquiring directly or indirectly  all or  substantially  all of the assets and/or liabilities,  or a  controlling  interest in the stock of the  Company, whether by merger, consolidation, sale or otherwise (and such successor shall  thereafter  be deemed  "the  Company"  for the  purposes of this
         Agreement), but shall not otherwise be assignable by the Company.

19.      AMENDMENT  OR  MODIFICATION.  This  Agreement  may  not be  amended  or modified  without the written consent of the parties to this Agreement.
         A waiver by either  party to this  Agreement of any breach by the other party  shall  not  be  deemed  to be a  waiver  of  any  subsequent  or continuing breach.

20.      SEVERABILITY.  In the  event  that any  portion  of this  Agreement  is declared unenforceable,  the remaining portions of this Agreement shall be unaffected and shall remain in full force and effect.

21.      LEGAL  EXPENSES.  If  the  Company  fails  to  comply  with  any of its obligations  under this Agreement,  or in the event that the Company or
         any  other  person  takes  any  action  or  declares   this   Agreement
         unenforceable  or  institutes  any  litigation  or other  legal  action designed  to  deny,  diminish  or to  recover  from the  Executive  the benefits  intended  to be  provided  to the  Executive  hereunder,  and provided  further  that  the  Executive  has  complied  with all of his obligations  under this  Agreement,  the Company hereby  authorizes the
         Executive  to retain  counsel of his choice at the sole  expense of the
         Company to represent the Executive in connection with the initiation or defense of any  litigation or other legal action  whether by or against the Company,  or any director,  officer,  shareholder,  or other person affiliated  with the Company in any  jurisdiction.  The reasonable fees and expenses of counsel  selected by the  Executive as provided  herein shall  be paid or  reimbursed  to the  Executive  by the  Company  on a regular periodic basis upon presentation by Executive of a statement or statements  prepared by such counsel in accordance  with such counsel's customary  practices  up to a maximum  aggregate  amount of $60,000 for legal fees and expenses --- which shall be paid  regardless  of whether the Executive prevails in any legal action.

22.      CONTINUATION  OF BENEFITS.  During any period of time that the validity or  enforceability  of this Agreement is being challenged by any party, the Company shall continue to cover the Executive and his beneficiaries under the Company's  cafeteria plan,  hospital plan,  health care plan, dental plan,  life or other  insurance or death  benefit plan, or other present or future similar group or employee benefit plan or program for which key  executives of the Company are eligible to the same extent as if the Executive had continued to be an employee of the Company.

DATED as of March 20, 2001
            --------------------------

                                      UMPQUA HOLDINGS CORPORATION

                                       By:  /s/ Allyn C. Ford
                                            ------------------------------------

                                       Title: Chairman
                                             ------------------------------------

                                            /s/ Raymond P. Davis
                                            ------------------------------------
                                            Raymond P. Davis

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